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                                                                   EXHIBIT 10.16




                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT, dated and effective as of the 9th day of February, 2000, is made and entered into by and between Cardinal Health, Inc., an Ohio corporation (the "Company"), and George L. Fotiades (the "Executive").

          WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will render services to the Company;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

          1. EMPLOYMENT PERIOD. The Company shall employ, or shall cause one of its subsidiaries or affiliates to employ, the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the Full-Time Period and, if any, the Part-Time Period, each as defined herein (together, the "Employment Period"). For purposes of this Agreement, any reference to the "Company" shall mean, where appropriate, the actual Cardinal subsidiary or affiliate that employs the Executive. The "Full-Time Period" shall mean the period beginning as of February 9, 2000 and ending on November 30, 2002, unless before such date (i) the employment of the Executive is terminated in accordance with Section 4 of this Agreement, or (ii) the Executive properly exercises his right, as described in the next sentence, to change his status to that of a consulting employee. If the Executive's employment is terminated by the Company without Cause (as defined in Section 4 of this Agreement) during the Full-Time Period, the Executive may, at his option, immediately change his status to that of a consulting employee. In such event, the Executive shall become a consulting employee without experiencing any break in Executive's status as an employee of the Company. The Executive's ability to serve as a consulting employee is conditioned upon his continued observance of Section 5 of this Agreement. The Executive's service as a consulting employee shall terminate on or before November 30, 2002 (the period during which the Executive serves as a consulting employee, if any, the "Part-Time Period"). The Employment Period may be extended by mutual written agreement of the parties.

          2. POSITION AND DUTIES. (a) During the Full-Time Period, the Executive shall serve as Executive Vice President and Group President--R.P. Scherer Corporation, with the duties and responsibilities customarily assigned to such position and such other duties and



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responsibilities as the Chief Operating Officer shall from time to time assign to the Executive; PROVIDED that the Company may change the Executive's title, duties and responsibilities (including reporting responsibilities) without violating this provision, so long as the Executive remains in an executive position.

          (b) During the Full-Time Period, and excluding any periods of vacation and sick leave to which the Executive is entitled under the practices and policies of the Company as in effect from time to time, the Executive shall devote the Executive's full business attention and time to the business and affairs of the Company and shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate boards or committees with the prior consent of the Chief Operating Officer, (B) serve on civic or charitable boards or committees, (C) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(D) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (c) The Executive's services shall be performed primarily at the Company's offices located in Basking Ridge, New Jersey.

          3. COMPENSATION. (a) SALARY. During the Full-Time Period, as compensation for the Executive's services hereunder, the Company shall pay to the Executive an annual salary of not less than the amount of the Executive's salary as in effect on February 9, 2000 (the "Commencement Base Salary"), payable at such times and intervals as the Company customarily pays the base salaries of its other executive employees; PROVIDED that the Commencement Base Salary may be reduced as part of a reduction that applies proportionately to all employees who are otherwise similar to the Executive with respect to amount of compensation and level of managerial responsibility before such reduction. During the Part-Time Period, as compensation for the Executive's services as a consulting employee hereunder, the Company shall pay to the Executive an annual base salary of $50,000 (the "Consulting Base Salary"), payable at such times and intervals as the Company customarily pays the base salaries of its other executive employees.

          (b) ANNUAL BONUS. In addition to the Commencement Base Salary, during the Full-Time Period the Executive shall be eligible to receive an annual bonus (an "Annual Bonus") determined and paid at the sole discretion of the Company pursuant to the terms and conditions of the Company bonus plan for which the Executive is then eligible, as such plan is in effect from time to time, or any successor thereto (the "Bonus Plan"), with a Bonus Plan potential not less than the target percentage as in effect on February 9, 2000. In addition to the Consulting Base Salary, during the Part-Time Period the Executive shall be eligible to receive an Annual Bonus determined and paid at the sole discretion of the Company, in such amount, if any, as the Company may determine, in its sole discretion.



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          (c) ADDITIONAL INCENTIVE AWARDS. In addition to the Commencement Base
Salary or Consulting Base Salary, as applicable, if the Executive remains employed by the Company through February 9, 2002, the Executive shall be paid an amount (the "Additional Incentive Bonus") equal to the sum of (i) the Executive's Commencement Base Salary as in effect on February 9, 2000 and (ii) the Executive's target annual bonus for fiscal year 2000 under the Bonus Plan calculated on a full year basis based upon the target bonus percentage in effect on February 9, 2000. The Additional Incentive Bonus, if payable, shall be paid as soon as administratively practicable but in no case later than March 31, 2002. In addition, the Executive is simultaneously herewith being granted restricted stock (the "Additional Incentive Shares"), pursuant to the Restricted Shares Agreement attached to this Agreement as Exhibit A (the "Restricted Shares Agreement").

          (d) EMPLOYEE BENEFITS. During the Employment Period, the Executive shall be entitled to receive employee benefits (including, without limitation, medical, life insurance and other welfare benefits and benefits under retirement and savings plans) and vacation to the same extent as, and on the same terms and conditions as, other similarly situated executives of the Company from time to time.

          (e) AUTOMOBILE. During the Employment Period, the Company shall provide the Executive with the use of a Company-owned or leased automobile, and shall pay all taxes and insurance on said automobile.

          (f) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company then applicable to the Executive for submission of expense reports, receipts, or similar documentation of such expenses.

          (g) ADDITIONAL PAYMENTS. In complete satisfaction of the payments described in Section 3(f) of the Amended and Restated Employment Agreement among the Company and the Executive, dated as of May 17, 1998 (the "May Agreement"), the Executive shall be paid $166,667 on or about August 7, 2000 and $166,667 on or about August 7, 2001, provided, in each case, that the Executive remains employed hereunder on each such date.

          4. EMPLOYMENT TERMINATION. (a) TERMINATION BY THE COMPANY. During the Employment Period, the Executive's employment may be terminated by the Company under any of the following circumstances: (i) upon the inability of the Executive to perform the essential functions of his position with or without reasonable accommodation, which inability continues for a consecutive period of 120 days or longer or an aggregate period of 180 days or longer, in either instance during the Full-Time Period ("Incapacity"); (ii) for "Cause," defined as (w) any willful or grossly negligent conduct by Executive that demonstrably and materially injures the Company; (x) the Executive being convicted of, confessing to, or becoming the



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subject of proceedings that provide a reasonable basis for the Company to believe the Executive has engaged in, a felony or any crime involving dishonesty or moral turpitude; (y) the Executive violating any provision of Section 5 of this Agreement; or (z) the Executive's willful and continued failure for a significant period of time to perform Executive's duties; and (iii) for any other reason (a termination without "Cause"). The Company shall give the Executive notice of termination specifying which of the foregoing provisions is applicable and (in the case of clause (i) or (ii)) the factual basis therefor, and the termination shall be effective upon the 14th day after such notice is given (hereinafter, the date on which the Executive's employment terminates for any reason, whether or not during the Employment Period, is referred to as the "Date of Termination").

          (b) TERMINATION BY EXECUTIVE. During the Full-Time Period, the Executive's employment may be terminated by the Executive for "Good Reason," defined as a termination within 30 days after and as a result of (i) the assignment to the Executive of duties inconsistent in any material respect with
Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within ten business days after receipt of written notice thereof from the Executive, or (ii) any reduction in the compensation paid by the Company pursuant to Section 3 of this Agreement, other than reductions that apply equally to all employees who are otherwise similar to the Executive with respect to amount of compensation and level of managerial responsibility before such reduction. The Executive may also terminate his employment during the Employment Period other than for Good Reason. The Executive shall give the Company notice of termination specifying which of the foregoing provisions is applicable and the factual basis therefor, and the termination shall be effective upon the 30th business day after such notice is given unless the Company agrees to an earlier Date of Termination.

          (c) CONSEQUENCES OF TERMINATION DURING THE FIRST YEAR OF THE EMPLOYMENT PERIOD BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If, prior to February 9, 2001, the Executive's employment is terminated by the Company without Cause, or by the Executive for Good Reason if during the Full-Time Period, the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except (i) as provided in the Restricted Shares Agreement and (ii) as provided in the following sentence. The Company shall

                (i) provide the Executive the opportunity to change his status to that of a consulting employee as provided in Section 1 hereof;


                (ii) continue to pay the Executive the Commencement Base Salary, at the rate in effect on the last day of the Full-Time Period (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination), for and with respect to the remainder of the period concluding on February 9, 2002;



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                  (iii) pay the Executive a bonus for the fiscal year ending
June 30, 2000 under the applicable Bonus Plan based on the target percentage and Commencement Base Salary as each existed on the last day of the Full-Time Period (the "Severance Bonus") but only if an annual bonus for such fiscal year ending June 30, 2000 has not previously been received by the Executive;

                (iv) pay the Executive an additional amount equal to the Severance Bonus;

                (v) pay the Executive any unpaid portion of the Additional Incentive Bonus at such time as the same shall become payable pursuant to
Section 3(c) hereof;

                (vi) continue to provide the Executive with an automobile (as provided in Section 3(e) of this Agreement) and with group health benefits on the terms and conditions applicable to active employees of the Company (hereinafter the "Group Health Benefits") through February 9, 2002; PROVIDED, HOWEVER, that (x) if the Group Health Benefits cannot be provided to the Executive under the terms of the applicable plans or applicable law because he is not an employee, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under another employer-provided plan or a government plan, the Group Health Benefits or substitute benefits provided by the Company under this clause (v) may be made secondary to those provided under such other plan;

                  (vii) provide the vested benefits, if any, required to be paid or provided by law; and

                  (viii) continue to pay the Executive the amounts provided for in Section 3(g) of this Agreement, to the extent not previously paid, as and when such amounts are required to be paid thereunder.

Notwithstanding the foregoing, the Company's obligations to the Executive under this Section 4(c) shall terminate, and the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement or the Restricted Shares Agreement, if the Executive violates any of the provisions of
Section 5 of this Agreement.

          (d) CONSEQUENCES OF TERMINATION DURING THE REMAINING TWO YEARS OF THE EMPLOYMENT PERIOD BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If, on or after February 9, 2001 but before the end of the Employment Period, the Executive's employment is terminated by the Company without Cause, or by the Executive for Good Reason if during the Full-Time Period, the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except (i) as provided in the Restricted Shares Agreement and (ii) as provided in the following sentence. The Company shall



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                (i) if the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason during the Full-Time Period, allow the Executive to change his status to that of a consulting employee as specified in Section 1 hereof;

                (ii) continue to pay the Executive the Commencement Base Salary, at the rate in effect on the last day of the Full-Time Period (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination), for one year following the Date of Termination;

                (iii) pay the Executive a bonus under the applicable Bonus Plan based on the target percentage and Commencement Base Salary as each existed on the last day of the Full-Time Period;

                (iv) pay the Executive any unpaid portion of the Additional Incentive Bonus, if any, at such time as the same shall become payable pursuant to Section 3(c) hereof;

                (v) continue to provide the Executive with an automobile (as provided in Section 3(e) of this Agreement) and with Group Health Benefits for one year following the Date of Termination; PROVIDED, HOWEVER, that (x) if the Group Health Benefits cannot be provided to the Executive under the terms of the applicable plans or applicable law because he is not an employee, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under another employer-provided plan or a government plan, the Group Health Benefits or substitute benefits provided by the Company under this clause (iv) may be made secondary to those provided under such other plan;

                (vi) provide the vested benefits, if any, required to be paid or provided by law; and

                (vii) continue to pay the Executive the amounts provided for in
Section 3(g) of this Agreement, to the extent not previously paid, as and when such amounts are required to be paid thereunder.

Notwithstanding the foregoing, the Company's obligations to the Executive under this Section 4(d) shall terminate, and the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement or the Restricted Shares Agreement, if the Executive violates any of the provisions of
Section 5 of this Agreement.

          (e) OTHER EMPLOYMENT TERMINATIONS. If, during the Employment Period, the Executive's employment is terminated for any reason other than by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this Agreement, other than (i) the Commencement Base



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Salary or Consulting Base Salary, as applicable, through the Date of
Termination; (ii) benefits under any long-term disability insurance coverage in the case of termination because of Incapacity; (iii) vested benefits, if any, required to be paid or provided by law; and (iv) in the case of termination because of Incapacity or death, the benefits provided for in the Restricted Shares Agreement, if any.

          5. COVENANTS. (a) INTRODUCTION. The parties acknowledge that the provisions and covenants contained in this Section 5 are ancillary and material to this Agreement and the Restricted Shares Agreement and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The parties also acknowledge and agree that the provisions of this Section 5 do not adversely affect the Executive's ability to earn a living in any capacity that does not violate the covenants contained herein. The parties further acknowledge and agree that the provisions of Section 11(a) below are accurate and necessary because (i) this Agreement is entered into in the State of Ohio, (ii) Ohio has a substantial relationship to the parties and to this transaction, (iii) Ohio is the headquarters state of the Company, which has operations nationwide and has a compelling interest in having its employees treated uniformly within the United States, (iv) the use of Ohio law provides certainty to the parties in any covenant litigation in the United States, and (v) enforcement of the provision of this Section 5 would not violate any fundamental public policy of Ohio or any other jurisdiction.

          (b) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the "Cardinal Group"), all secret or confidential information, knowledge or data relating to the Cardinal Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive has obtained or obtains during the Executive's employment by the Cardinal Group and that is not public knowledge (other than as a result of the Executive's violation of this Section 5(b)) ("Confidential Information"). For the purposes of this Section 5(b), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Cardinal Group, except with the prior written consent of the Cardinal Group, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or the Cardinal Group, as applicable, and shall be turned over to the applicable Cardinal Group company upon



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termination of the Executive's employment.

          (c) NON-RECRUITMENT OF EMPLOYER'S EMPLOYEES, ETC. Executive shall not, at any time during the Restricted Period (as defined in this Section 5(c)), without the prior written consent of Cardinal Health, Inc., directly or indirectly, contact, solicit, recruit, or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twelve months an employee, representative, officer or director of the Cardinal Group. Further, during the Restricted Period, Executive shall not take any action that could reasonably be expected to have the effect of encouraging or inducing any employee, representative, officer or director of the Cardinal Group to cease their relationship with the Cardinal Group for any reason. This provision does not apply to recruitment of employees within or for the Cardinal Group. The "Restricted Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends 12 months after the latest to occur of: (i) the Executive's Date of Termination; (ii) payment to the Executive of the amounts described in items (i), (ii) and (iii) of Section 4(c) hereof; and
(iii) payment to the Executive of the Additional Incentive Award.

          (d) NO COMPETITION--SOLICITATION OF BUSINESS. During the Restricted Period, the Executive shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit, service, or accept on behalf of any competitor of the Cardinal Group the business of (i) any customer of the Cardinal Group at the time of the Executive's employment or Date of Termination, or (ii) potential customer of the Cardinal Group which the Executive knew to be an identified, prospective purchaser of services or products of the Cardinal Group.

          (e) NO COMPETITION--EMPLOYMENT BY COMPETITOR. During the Restricted Period, the Executive shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, or be otherwise engaged or employed by, any entity or enterprise that competes with the Cardinal Group, by developing, manufacturing or selling any product or service of a type, respectively, developed, manufactured or sold by the Cardinal Group.

          (f) NO DISPARAGEMENT. (i) The Executive shall at all times refrain from taking actions or making statements, written or oral, that (A) denigrate, disparage or defame the goodwill or reputation of the Cardinal Group or any of its trustees, officers, security holders, partners, agents or former or current employees and directors, or (B) are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Cardinal Group. The Executive further agrees not to make any negative statements to third parties relating to the Executive's employment or any aspect of the businesses of the Cardinal Group and not to make any statements to third parties about the circumstances of the termination of the Executive's employment, or about the Cardinal Group or its trustees, officers, security holders, partners, agents or former or current employees and directors, except as may be



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required by a court or governmental body.

          (ii) The Executive further agrees that, following termination of employment for any reason, the Executive shall assist and cooperate with the Company with regard to any matter or project in which the Executive was involved during the Executive's employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, the Executive agrees to notify the Company at the earliest opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall compensate the Executive for any lost wages or expenses associated with such cooperation and assistance.

          (g) INVENTIONS. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Employment Period and any subsequent period when the Executive is employed by the Cardinal Group, relating or pertaining in any way to the Executive's employment with or the business of the Cardinal Group, shall be promptly disclosed in writing to the Chief Executive Officer and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

          (h) ACKNOWLEDGMENT AND ENFORCEMENT. (i) The Executive acknowledges and agrees that: (A) the purpose of the foregoing covenants, including without limitation the noncompetition covenants of Sections 5(d) and (e), is to protect the goodwill, trade secrets and other Confidential Information of the Company;
(B) because of the nature of the business in which the Cardinal Group is engaged and because of the nature of the Confidential Information to which the Executive has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event the Executive breached any of the covenants of this
Section 5; and (C) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 5 would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Section 5 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent



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injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

          (ii) In addition, in the event of a violation of this Section 5, the Company shall have no obligation to pay the Additional Incentive Bonus or the payments described in Section 3(g) of this Agreement, to the extent each has not previously been paid, and shall have the right to cause the Additional Incentive Shares to be forfeited (if they have not previously vested) as provided in the Restricted Shares Agreement and to require the Executive to pay to the Company all or any portion of the Clawback Amount (as defined below) within 30 days following written notice by the Company to the Executive (the "Company Notice") that it is imposing such requirement. The "Clawback Amount" means the sum of:

                A. the Additional Incentive Bonus, if it has previously been paid;

                B. the amount equal to the gross gain realized or obtained by the Executive resulting from the vesting of the Additional Incentive Shares, measured at the date of vesting (i.e., the market value of the Additional Incentive Shares on the vesting date);

                C. if (x) the Executive has sold or otherwise disposed of any of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the date of the sale or disposition over (II) the fair market value thereof on the date such shares vested, and if (y) the Executive has not sold or otherwise disposed of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the 30th day following the date of the Company Notice over (II) the fair market value thereof on the date such shares vested; and

                D. any amounts the Executive has previously been paid pursuant to Section 3(g) of this Agreement.

In addition to the foregoing, all outstanding stock options, if any, granted to the Executive by the Cardinal Group (or any part thereof) that have not been exercised shall immediately and automatically terminate, be forfeited, and cease to be exercisable at any time. If the Executive has exercised any stock options granted to the Executive by the Cardinal Group within three years before a violation of Section 5(b), 5(c), 5(f) or 5(g) or within one year before a violation of Section 5(d) or 5(e), the Clawback Amount shall also include an amount equal to the gross option gain realized or obtained by the Executive or any transferee resulting from the exercise of such stock option, measured at the date of exercise (i.e., the difference between the fair market value of the purchased stock on the date of exercise and the exercise price paid by the Executive therefor).

          (iii) With respect to any provision of this Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof



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so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 5 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Cardinal Group for which the Executive may qualify, nor, subject to Section 9 below, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Cardinal Group. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Cardinal Group on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement. Notwithstanding the foregoing, the Executive waives all of the Executive's rights to receive severance payments and benefits under any severance plan, policy or practice of the Cardinal Group or any entity merged with or into the Cardinal Group (or any part thereof).

          7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. NOTICES. (a) METHODS. Each notice, demand, request, consent, report, approval or communication (hereinafter, "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in Section 8(b) below.

          (b) ADDRESSES. Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three days after the date mailed:

          If to the Company:              Cardinal Health, Inc.
                                          7000 Cardinal Place
                                          Dublin, OH  43017

                                          Attn.:  General Counsel

                                          Facsimile:  (614) 757-6948


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          If to the Executive:            At the Executive's residence address
                                          most recently filed with the Company.

          (c) CHANGES. Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

          9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto, including, without limitation, the May Agreement.

          10. SUCCESSORS. (a) EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) THE COMPANY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          11. MISCELLANEOUS. (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Ohio, without reference to principles of conflict of laws. In addition, all legal actions or proceedings relating to this Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (c) TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (d) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (e) WARRANTY. The Executive hereby warrants that the Executive is free to enter into this Agreement and to perform the services described herein.

          (f) HEADINGS. The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument

          (h) SURVIVAL. The obligations under this Agreement of the Executive and the Company that by their nature and terms require (or may require) satisfaction after the end of the Employment Period shall survive such event and shall remain binding upon such parties.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                       EXECUTIVE


                                       /s/ George L. Fotiades
                                       ------------------------------
                                       George L. Fotiades



                                       CARDINAL HEALTH, INC.



                                       By /s/ Robert D. Walter
                                         ---------------------------
                                         Robert D. Walter
                                         Chief Executive Officer

                                                                       Exhibit A



                           RESTRICTED SHARES AGREEMENT
                           ---------------------------


          Cardinal Health, Inc., an Ohio corporation (the "Company"), hereby grants, pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), to George L. Fotiades (the "Executive") that number of common shares in the Company (the "Additional Incentive Shares") equal to the quotient of (a) the sum of (i) the Executive's Base Salary as in effect on February 9, 2000 and (ii) the Executive's target annual bonus for fiscal year 2000 under the Bonus Plan calculated on a full year basis based upon the target bonus percentage in effect on February 9, 2000, divided by (b) the closing NYSE sales price per common share on the Grant Date (rounded down to the nearest whole share). The Additional Incentive Shares are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this Agreement. This Agreement also hereby incorporates by reference the Employment Agreement of the Executive and the Company, dated as of February 9, 2000 (the "Employment Agreement"), and any reference to "this Agreement" herein includes this Restricted Shares Agreement and the Employment Agreement. Any capitalized terms used in this Restricted Shares Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

          12. VESTING. Except as otherwise provided in this Agreement, 100% of the Additional Incentive Shares shall vest on February 9, 2002 (which date shall be the "Vesting Date").

          13. PURCHASE PRICE. The purchase price of Additional Incentive Shares shall be $0.00.

          14. TRANSFERABILITY. Prior to the Vesting Date, the Executive shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Additional Incentive Shares. The Additional Incentive Shares will be held by the Company; provided, however, that the Company will deliver certificates representing those Additional Incentive Shares that have fully vested within a reasonable time after being requested in writing to do so.

          15. TERMINATION OF SERVICE. If the Executive's employment with the Cardinal Group terminates prior to the Vesting Date, all of the Restricted Shares shall be forfeited. Notwithstanding the foregoing, if the Executive's employment with the Company is terminated before the end of the Employment Period by the Company without Cause or before the end of the Full-Time Period by the Executive for Good Reason, the Additional Incentive Shares shall nevertheless vest on the Vesting Date unless the Executive has violated any of the provisions of Section 5 of the Employment Agreement. If the Executive's employment with the Company terminates prior to the vesting of the Additional Incentive Shares by reason of the Executive's death or Incapacity, then the restrictions with respect to a ratable portion of the Additional Incentive Shares shall lapse and such shares shall not be forfeited, unless the Executive has violated any of the provisions of Section 5 of the Employment Agreement. Such ratable portion shall be an amount equal to the number of Additional Incentive Shares multiplied by the portion of the period between February 9, 2000 and the second anniversary thereof that has expired at the date of the Executive's death or Incapacity.

          16. SPECIAL FORFEITURE/CLAWBACK RULES. Notwithstanding the foregoing, if at any time prior to the Vesting Date, the Executive violates any of the provisions of Section 5 of the Employment Agreement, the Additional Incentive Shares shall be forfeited by the Executive. In addition, if at any time the Executive violates any of the provisions of Section 5 of the Employment Agreement, the Executive is subject to being required to pay the Clawback Amount to the Company, as more fully set forth in Section 5(h) of the Employment Agreement. No provision of this Agreement shall diminish, negate, or otherwise affect any separate noncompete agreement to which the Executive may be a party. The Executive acknowledges and agrees that the provisions contained in this item 5 are being made for the benefit of the Cardinal Group in consideration of the Executive's receipt of the Additional Incentive Shares, in consideration of employment, in consideration of exposing the Executive to the Cardinal Group's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. The Executive further acknowledges that the receipt of the Additional Incentive Shares and execution of this Agreement are voluntary actions on the part of the Executive, and that the Company is unwilling to provide the Additional Incentive Shares to the Executive without their being subject to this item 5.

          17. RIGHT OF SET-OFF. By accepting these Additional Incentive Shares, the Executive consents to a deduction from and set-off against any amounts owed to the Executive by the Cardinal Group from time to time (including but not limited to amounts owed to the Executive as wages, severance payments, or other fringe benefits) to the extent of the amounts so owed.

          18. SHAREHOLDER RIGHTS AND RESTRICTIONS. Except with regard to the disposition of Additional Incentive Shares, the Executive shall generally have all rights of a shareholder with respect to the Additional Incentive Shares from the date of grant, including, without limitation, the right to receive dividends with respect to the Additional Incentive Shares and the right to vote the Additional Incentive Shares, but subject, however, to those restrictions in this Agreement or in the Plan.

          19. WITHHOLDING TAX. The Company shall have the right to require the Executive to pay to the Company the amount of any taxes which the Company determines that it is required to withhold with respect to the Additional Incentive Shares (including the amount of any taxes which the Company is required to withhold with respect to dividends on the Additional Incentive Shares) or, in lieu thereof, to retain, or sell without notice, a sufficient number of Additional Incentive Shares to cover the amount required to be withheld. The

Company shall also have the right to facilitate withholding by any other method permitted by the Plan.

          20. GOVERNING LAW/VENUE. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this Restricted Shares Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. The Executive acknowledges that the covenants contained in item 5 of this Restricted Shares Agreement and in Section 5 of the Employment Agreement are reasonable in nature, are fundamental for the protection of the Cardinal Group's legitimate business and proprietary interests, and do not adversely affect the Executive's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that, in the event of any violation by the Executive of any such covenants, the Cardinal Group will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of such covenants, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief without any showing of irreparable harm or damage, and the Executive hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this Agreement, the Executive shall be responsible to the Cardinal Group for all costs and reasonable legal fees incurred by the Cardinal Group with regard to such proceedings. Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          21. PROMPT ACCEPTANCE OF AGREEMENT. The Additional Incentive Shares grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if this Agreement is not executed by the Executive and returned to the Company within sixty days of the grant date set forth below.


                                       CARDINAL HEALTH, INC.



DATE OF GRANT:  FEBRUARY 9, 2000       By: /s/ Steven Alan Bennett
                ----------------          ----------------------------
                                          Steven Alan Bennett
                                          Executive Vice President

                             ACCEPTANCE OF AGREEMENT
                             -----------------------


          The Executive hereby: (a) acknowledges that the Executive has received a copy of (i) the attached Restricted Shares Agreement, (ii) the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders, (iii) the Executive's Employment Agreement, (iv) the Plan, and (v) the most recent summary description of the Plan issued by the Company; and (b) accepts this Agreement and the Additional Incentive Shares granted to the Executive under this Agreement subject to all provisions of the Restricted Shares Agreement, the Plan and the Employment Agreement; (c) represents and warrants to the Company that the Executive is purchasing the Additional Incentive Shares for the Executive's own account, for investment, and not with a view to or any present intention of selling or distributing the Additional Incentive Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Additional Incentive Shares shall be made unless the Additional Incentive Shares have been duly registered under all applicable federal, state, local and foreign securities laws pursuant to a then-effective registration that contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.


                                       /s/ George L. Fotiades
                                       --------------------------------------
                                       Executive's Signature



                                       --------------------------------------
                                       Executive's Social Security Number


                                       04/04/2000
                                       --------------------------------------
                                       Date